                         NOTE GUARANTY INSURANCE POLICY

OBLIGATIONS:      $242,500,000                              POLICY NUMBER: 40604
                  Long Beach Acceptance Auto Receivables Trust 2003-A
                  Asset-Backed Notes, Class A


         MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Note Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by JPMorgan Chase Bank, or its successors, as trustee for the Owners (the "Trust Collateral Agent"), on behalf of the Owners, for distribution by the Trust Collateral Agent to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trust Collateral Agent, whether or not such funds are properly applied by the Trust Collateral Agent. Insured Payments shall be made only at the time set forth in this Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

         Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trust Collateral Agent for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Insurer will pay any other amount payable hereunder no later than 12:00 noon New York City time on the later of the Payment Date on which the related Policy Claim Amount is due or the third Business Day following receipt in New York, New York on a Business Day by U.S. Bank Trust National Association, as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder it shall be deemed not to have been received by the Fiscal Agent for purposes of the paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trust Collateral Agent and the Trust Collateral Agent may submit an amended Notice.

         Insured Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Trust Collateral Agent on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trust Collateral Agent for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under this Policy.

         Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

         As used herein, the following terms shall have the following meanings:

         "Agreement" means the Sale and Servicing Agreement dated as of March 1, 2003 among Long Beach Acceptance Auto Receivables Trust 2003-A, as Issuer, Long Beach Acceptance Receivables Corp. II, as Transferor, Long Beach Acceptance Corp., as Originator and Servicer and JPMorgan Chase Bank, as Back-up Servicer, Custodian and Trust Collateral Agent, without regard to any amendment or supplement thereto.

         "Business Day" means any day other than (a) a Saturday or a Sunday or
(b) a day on which banking institutions in New York City, the State of New Jersey or in the city in which the corporate trust office of the Trust Collateral Agent under the Agreement is located are authorized or obligated by law or executive order to close.

          "Insured Payment" means (i) as of any Payment Date, any Policy Claim Amount and (ii) any Preference Amount.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trust Collateral Agent specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

         "Owner" means each Holder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A Notes to payment thereunder.

         "Policy Claim Amount" means, on any Payment Date, the sum of (i) the amount by which the Class A Note Interest exceeds the sum of (x) the Available Funds remaining on deposit in the the Collection Account after the payment of clauses (i) through (ii) of Section 5.6(c) of the Agreement and, without duplication, (y) the amount on deposit in the Spread Account remaining on such Payment Date after taking into account any prior withdrawals therefrom, plus
(ii) the amount by which the Class A Note Balance (after taking into account all distributions of principal to be made on such Payment Date including, without limitation, from amounts withdrawn from the Spread Account) exceeds the Pool Balance as of the last day of the related Collection Period, plus (iii) if such Payment Date is also the Final Scheduled Payment Date for any class of Notes, the amount by which the applicable Class A Note Balance (after taking into account all distributions of principal to be made with respect to such class of Class A Notes on such Payment Date) exceeds the sum of (x) the Available Funds remaining in the Collection Account after the payment of clauses (i) through
(iv) under Section 5.6(c) of the Agreement and, without duplication, (y) the amount on deposit in the Spread Account remaining on such Payment Date, after taking into account any prior withdrawals therefrom.

         "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in Annex A to the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

         No defenses, set-offs and counterclaims of any kind available to the Insurer so as to deny payment of any amount due in respect of this Policy will be valid and the Insurer hereby waives and agrees not to assert any and all such defenses (including fraud in inducement or fact or any other circumstances that would have the effect of discharging a surety at law or in equity), set-offs and counterclaims so as to deny payment of any amount due in respect of this Policy, including without limitation, any such rights acquired by subrogation, assignment or otherwise.

         Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Trust Collateral Agent.

         The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trust Collateral Agent in writing.

         This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

         IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested the 13th day of March, 2003.


                                     MBIA INSURANCE CORPORATION



                                     By
                                        -----------------------------------
                                     Title: President



                                     Attest:



                                     By
                                        -----------------------------------
                                     Title: Assistant Secretary

                                    EXHIBIT A

                        TO NOTE GUARANTY INSURANCE POLICY
                                  NUMBER: 40604

                           NOTICE UNDER NOTE GUARANTY
                         INSURANCE POLICY NUMBER: 40604



U.S. Bank Trust National Association, as Fiscal Agent
 for MBIA Insurance Corporation
61 Broadway, 15th Floor
New York, NY  10006
Attention: Municipal Registrar and
                  Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

The undersigned, a duly authorized officer of [NAME OF TRUSTEE], as trustee (the "Trust Collateral Agent"), hereby certifies to U.S. Bank Trust National Association (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Note Guaranty Insurance Policy Number: 40604 (the "Policy") issued by the Insurer in respect of the $242,500,000 Long Beach Acceptance Auto Receivables Trust 2003-A, Asset-Backed Notes, Class A (the "Obligations"), that:

          (i) The Trust Collateral Agent is the trust collateral agent under the Sale and Servicing Agreement dated as of March 1, 2003 among Long Beach Acceptance Auto Receivables Trust 2003-A, as Issuer, Long Beach Acceptance Receivables Corp. II, as Transferor, Long Beach Acceptance Corp., as Originator and Servicer and JPMorgan Chase Bank, as Back-up Servicer, Custodian and Trust Collateral Agent;

          (ii) the amount due under clause (i) of the definition of Policy Claim Amount for the Payment Date occurring on _______ (the "Applicable Payment Date") is $_______;

          (iii) the amount due under clause (ii) of the definition of Policy Claim Amount for the Applicable Distribution Date is $_______;

          (iv) the amount due under clause (iii) of the definition of Policy Claim Amount for the Applicable Distribution Date is $_______;

          (v) the sum of the amounts listed in paragraphs (ii), (iii) and (iv) above is $_______ (the "Policy Claim Amount");

          (vi) the amount of previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction is $_______ (the "Preference Amount");

          (vii) the total Insured Payment due is $_______, which amount equals the sum of the Policy Claim Amount and the Preference Amount;

          (viii) the Trust Collateral Agent is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (v) above to be applied to the payment of the Policy Claim Amount for the Applicable Payment Date in accordance with the Agreement and for the dollar amount of the Insured Payment set forth in (vi) above to be applied to the payment of any Preference Amount; and

          (ix) the Trust Collateral Agent directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the
     Policy: [TRUST COLLATERAL AGENT'S ACCOUNT NUMBER].

          Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

          Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

          IN WITNESS WHEREOF, the Trustee has executed and delivered the Notice
under this Policy as of the           day of          .


                                     JPMORGAN CHASE BANK,
                                     as Trust Collateral Agent


                                     By
                                        ------------------------------------
                                     Title
                                           ---------------------------------


                                       2